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                                                                     EXHIBIT 4.5

                               WARRANT TO PURCHASE
                        30,000 SHARES OF COMMON STOCK OF
                               WEBSIDESTORY, INC.

                          (Void after January 1, 2006)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

      This certifies that Gray Cary Ware & Friedenrich, LLP (the "HOLDER"), or assigns, for value received, is entitled to purchase from Websidestory, Inc., a Delaware corporation (the "COMPANY"), subject to the terms set forth below. 30,000 fully paid and nonassessable shares (subject to adjustment as provided herein) of the Company's Common Stock (the "WARRANT SHARES") for cash at a price of $0.647 per share (the "EXERCISE PRICE") (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (Eastern
Time) on the earlier of (i) the closing of the initial underwritten public offering of the Company's common stock (the "COMMON STOCK"), pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), with gross proceeds to the Company which exceed $10,000,000, or (ii) January 1, 2006, such earlier day being referred to herein as the "EXPIRATION DATE" upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

      1. EXERCISE, ISSUANCE OF CERTIFICATES, REDUCTION IN NUMBER OF WARRANT SHARES.

            1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant will be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant will have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, will be delivered to the Holder hereof by the Company at the Company's expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company will cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered will be registered in the name of such Holder.

            1.2 NET ISSUE EXERCISE OF WARRANT. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the

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principal office of the Company together with the properly endorsed Form of
Subscription in which event the Company will issue to the Holder a number of shares of Common Stock computed using the following formula:

              X=      Y(A-B)
                      ------
                         A

      Where   X=      the number of shares of Common Stock to be issued to
                      Holder;

              Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

              A= the fair market value of one share of the Company's Common Stock (at the date of such calculation); and

              B= Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one share of Common Stock will be determined by the Company's Board of Directors in the good faith exercise of its reasonable business judgment; provided, however, that if at the time of such exercise the Company's Common Stock is listed on any established stock exchange or a national market system, the fair market value per share will be the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five trading days prior to the date of determination of fair market value.

      2. SHARES TO BE FULLY PAID. The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

      3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the total number of Warrant Shares will be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

            3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company will at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased, and conversely, in case the outstanding shares of the Common Stock of the Company will be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

            3.2 RECLASSIFICATION. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the RECLASSIFICATION EVENTS") will be effected in such a way that holders of Common Stock will be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions will be made whereby the Holder hereof will thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or

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payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision will be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

            3.3 ADJUSTMENT FOR DIVIDENDS IN STOCK. In case at any time or from time to time on or after the date hereof the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Warrant Shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by subsections 3.1 and 3.2 of this Section 3.

            3.4 NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company will give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice will be prepared and signed by the Company's Chief Financial Officer and will state the exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      4. NO VOTING OR DIVIDEND RIGHTS. Nothing contained in this Warrant will be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. Except as provided in
Section 3.3 hereof, no dividends or interest will be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant will have been exercised.

      5. COMPLIANCE WITH SECURITIES ACT: TRANSFERABILITY OF WARRANT, DISPOSITION OF SHARES OF COMMON STOCK.

            5.1 COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares (unless registered under the Act) will be stamped or imprinted with a legend in substantially the following form

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

            5.2 ACCESS TO INFORMATION; PRE-EXISTING RELATIONSHIP. Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the

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terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access. Holder further represents and warrants that he has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect his own interests in connection with the purchase of the Shares.

            5.3 WARRANT NOT TRANSFERABLE. This Warrant and all rights hereunder are not transferable, in whole or in part, without the prior written consent of the Company.

            5.4 DISPOSITION OF WARRANT SHARES AND COMMON STOCK. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, will notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph 5.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company will so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company will have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) will bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

            5.5 MARKET STANDOFF. The Holder agrees that if so requested by the Company or any representative of the underwriters in connection with registration of the initial public offering of any securities of the Company under the Act, the Holder will not sell or otherwise transfer any Warrant Shares or other securities of the Company during the 180-day period following the effective date of such registration statement. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

      6. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      7. NOTICES. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company will be delivered or will be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

      8.    OTHER NOTICES. If at any time:

            (1)   the Company will declare any cash dividend upon its Common
Stock;

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            (2)   the Company will declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

            (3) the Company will offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (4) there will be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

            (5) there will be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company: or

            (6) there will be an initial public offering of Company securities;

then, in any one or more of said cases, the Company will give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 10 business days' prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or public offering, at least 10 business days' prior written notice of the date when the same will take place; provided, however, that the Holder will make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) will also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock will be entitled thereto. Any notice given in accordance with the foregoing clause (b) will also specify the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, or public offering, as the case may be.

      9. GOVERNING LAW. This Warrant will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of California.

      10. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

      11. FRACTIONAL SHARES. No fractional shares will be issued upon exercise of this Warrant. The Company will, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest l/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

      12. No IMPAIRMENT. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company's obligations hereunder.

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      13.   SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby will inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and will be enforceable by any such Holder.

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this 6th day of February, 2001.

                                     WEBSIDESTORY, INC.
                                     a Delaware corporation

                                     By: /s/ John J. Hentrich
                                         -----------------------------
                                     Name:  John J. Hentrich
                                     Title: CEO

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                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To    Websidestory, Inc.

[Please mark one box]

[ ] The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)___________________shares of Common Stock of Websidestory, Inc. (the "COMPANY") and herewith makes payment of $__________________________ therefor.

[ ] The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)___________________ shares of Common Stock of the Company and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with
      Section 1.2 thereof. The undersigned hereby authorizes the Company to make the required calculation under Section 1.2 of the Warrant.

The undersigned represents that it is acquiring such Common for its own account for investment and not with a view to or for sale in connection with any distribution thereof. The undersigned requests that certificates for such shares be issued in the name of, and delivered to, ________________ whose address is
______________________________________________________________________________.

DATED: __________________

                              __________________________________________________
                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                              Name:  _______________________________________

                              Title: _______________________________________